UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 29, 2014

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)        On April 29, 2014, Infinera Corporation (the “Company”) received notification that Kenneth A. Goldman would resign as a member of the Board of Directors (the “Board”) of the Company effective as of May 15, 2014. Mr. Goldman currently serves a Class III Director whose term was set to expire at the 2016 annual meeting of stockholders and a member of the Audit Committee of the Board. Mr. Goldman has indicated that he is stepping down from the Company’s Board to fulfill other obligations and to devote additional time to other responsibilities. The Company would like to take this opportunity to thank Mr. Goldman for his nine years of service on the Board and to wish him continued success in his future endeavors.

(d)        On April 29, 2014, Marcel Gani was appointed to serve as a member of the Board effective as of June 9, 2014. Mr. Gani will replace Mr. Goldman as a Class III Director. There are no arrangements or understandings between Mr. Gani and any other persons pursuant to which Mr. Gani was appointed a director of the Company. Mr. Gani was also named to serve as a member of the Audit Committee of the Board. There are also no family relationships between Mr. Gani and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gani will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors. As part of this compensation, Mr. Gani is eligible to receive an initial award of restricted stock units equal to $165,000 in value based on the grant date fair market value of Company common stock as reported on the NASDAQ Stock Market. This initial award will vest annually over three years. In addition, Mr. Gani will also be eligible to receive the annual award of restricted stock units equal to $165,000 in value based on the grant date fair market value of Company common stock as reported on the NASDAQ Stock Market. This annual award will vest on the date of the next annual meeting of stockholders. Mr. Gani will also enter into a director indemnification agreement with the Company in the form previously filed with the Securities and Exchange Commission.

Upon the departure of Mr. Goldman from the Audit Committee on May 15, 2014, the Audit Committee will have two members. When Mr. Gani joins the Audit Committee on June 9, 2014, the Audit Committee will have three members as required by Rule 5605 of the NASDAQ Listing Rules.

A copy of the Company’s May 5, 2014 press release announcing Mr. Gani’s appointment to the Board and Mr. Goldman’s departure from the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated May 5, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 5, 2014	By:	/s/ ALASTAIR A. SHORT
Alastair A. Short Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 5, 2014.